Exhibit 10.5

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Trademark Security Agreement”) is made as of June 29, 2015, by BOOT BARN, INC., a Delaware corporation (“Grantor”), in favor of GCI Capital Markets LLC, as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement, dated as of June 29, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boot Barn, Inc., Delaware corporation (“Borrower”), Boot Barn Holdings, Inc., a Delaware corporation (“Holdings”), the financial institutions which are now or which hereafter become party thereto (the “Lenders”) and Administrative Agent, the Lenders have severally agreed to make financial accommodations to the Borrower subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to a Guaranty Agreement, dated even date herewith in favor of the Administrative Agent (the “Guaranty Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, pursuant to the Credit Agreement, the Guaranty and that certain Collateral Agreement, dated as of even date herewith (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Agreement”), by and between the Grantors and the Administrative Agent, the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

1.                                      Defined Terms.  Capitalized terms used herein without definition are used as defined in the Collateral Agreement or, if not defined therein, in the Credit Agreement.

2.                                      Grant of Security Interest in Trademark Collateral.  Each Grantor, as collateral security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, hereby assigns, pledges and grants to the Administrative Agent for the benefit of the Lenders, and grants to the Administrative Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and a Lien on all of its right, title and interest in, to and under the following Collateral of such Grantor (the Trademark Collateral”):

a.                                      all of its Trademarks and Trademark Licenses, including, without limitation, those referred to on Schedule 1 hereto;

b.                                      all renewals and extensions of the foregoing;

c.                                       all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

d.                                      all income, royalties and proceeds at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

3.                                      Credit Agreement and Collateral Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Credit Agreement and the Collateral Agreement, and each Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Credit Agreement and the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein; provided, however that in no event shall the Trademark Collateral include any property or asset of Grantor which is excluded from Collateral pursuant to Section 2.1 of the Collateral Agreement.

4.                                      Grantor Remains Liable.  Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their Trademarks and Trademark Licenses subject to a security interest hereunder.

5.                                      Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

6.                                      Governing Law.  This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:	BOOT BARN, INC., a Delaware corporation

	By:	/s/ Greg Hackman
	Name:	Greg Hackman
	Title:	Chief Financial Officer and Secretary

Trademark Security Agreement

ACCEPTED AND	GCI CAPITAL MARKETS LLC,
ACKNOWLEDGED BY:	as Administrative Agent

	By:	/s/ Marc C. Robinson
	Name:	Marc C. Robinson
	Title:	Managing Director

Trademark Security Agreement

SCHEDULE I

TRADEMARK REGISTRATIONS/APPLICATIONS

Mark	Registration number	Application number	Current Owner
BOOT BARN	2,307,397	75/579,578	Boot Barn, Inc.
	3,696,624	77/467,382	Boot Barn, Inc.
WESTERN WAREHOUSE	1,197,321	73,229,113	Boot Barn, Inc.
WESTERN WAREHOUSE	1,786,004	74/334,293	Boot Barn, Inc.
CORRAL WEST	3,135,148	78/569,082	Boot Barn, Inc.
CORRAL WEST RANCHWEAR	3,135,156	78/569,628	Boot Barn, Inc.
CODY JAMES	1,818,497	74/209,357	Boot Barn, Inc.
JOB SITE	2,193,695	75/346,364	Boot Barn, Inc.
AMERICAN WORKER HEAD TO TOE WORK WEAR	3,941,630	77/891,409	Boot Barn, Inc.
SHYANNE	3,615,901	77/584,307	Boot Barn, Inc.
STINKY BOOT	4247245	85/465,810	Boot Barn, Inc.
	N/A	85722240	Boot Barn, Inc.

Mark	Registration number	Application number	Current Owner
	N/A	85718520	Boot Barn, Inc.
RCC WESTERN STORES	3,676,190	77673023	Boot Barn, Inc.
	3,685,540	77673019	Boot Barn, Inc.
	4,164,753	85506201	Boot Barn, Inc.
RCC WESTERN WEAR	4,164,271	85457801	Boot Barn, Inc.
Baskins	4256229	85446448	Boot Barn, Inc.
	4157456	85446755	Boot Barn, Inc.
Diamond B	3541365	77293760	Boot Barn, Inc.
	3457163	77294779	Boot Barn, Inc.
Outfitting Texans Since 1972	4260163	85446958	Boot Barn, Inc.
The Official Western Store of Texas	4326046	85446863	Boot Barn, Inc.

Mark	Registration number	Application number	Current Owner
BB RANCH	4666995	86292745	Boot Barn, Inc.
SHYANNE	4659704	86324810	Boot Barn, Inc.
MOONSHINE SPIRIT BY BRAD PAISLEY		86376463	Boot Barn, Inc.
MOONSHINE SPIRIT		86327572	Boot Barn, Inc.
B		86279959	Boot Barn, Inc.
		86296606	Boot Barn, Inc.